AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 2011

Registration Nos. 333-175397
333-175397-01
 333-175397-02
and
333-175397-03

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PSEG POWER LLC
(Exact name of registrant as specified in charter)

DELAWARE	22-3663480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SEE TABLE OF ADDITIONAL REGISTRANTS ON THE FOLLOWING PAGE

80 PARK PLAZA, P.O. BOX 1171
NEWARK, NEW JERSEY 07101-1171
(973) 430-7000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

CAROLINE DORSA
EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
PSEG POWER LLC
80 PARK PLAZA, P.O. BOX 1171
NEWARK, NEW JERSEY 07101-1171
(973) 430-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

WITH COPIES TO:

JAMES T. FORAN, ESQUIRE	HOWARD G. GODWIN, JR., ESQUIRE
ASSOCIATE GENERAL COUNSEL	SIDLEY AUSTIN LLP
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED	787 SEVENTH AVENUE
80 PARK PLAZA, P.O. BOX 1171	NEW YORK, NEW YORK 10019
NEWARK, NEW JERSEY 07101-1171

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time, after the Registration Statement becomes effective, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

(continued on following page)

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered (1)	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

PSEG Power LLC Senior Debt Securities

Guarantees with respect to Senior Debt Securities

Total	(2)	100%	(2)	(3)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)

There is being registered hereunder a presently indeterminate principal amount of PSEG Power LLC Senior Debt Securities and related Guarantees of PSEG Energy Resources & Trade LLC, PSEG Fossil LLC and PSEG Nuclear LLC for which no separate consideration will be received. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrants are carrying forward $2,500,000,000 aggregate amount of securities which were previously registered on a registration statement on Form S-3 (No. 333-153745) (the “Prior Registration Statement”), which as of the date hereof are unsold. Upon effectiveness of this Registration Statement, the offering of securities under the Prior Registration Statement will be terminated.

(3)

The Registrants previously paid a fee of approximately $139,476 for $2,500,000,000 aggregate amount of unsold securities registered on the Prior Registration Statement, which, pursuant to Rule 415(a)(6) under the Securities Act, will continue to apply to such unsold securities being carried forward on this Registration Statement.  Accordingly, no filing fee is currently due.

     This Registration Statement relates to $2,500,000,000 aggregate amount of PSEG Power LLC Senior Debt Securities and related Guarantees of PSEG Energy Resources & Trade LLC, PSEG Fossil LLC and PSEG Nuclear LLC, all of which were previously registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the $139,476 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities.

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

     The following direct subsidiaries of PSEG Power LLC will guarantee the Senior Debt Securities of PSEG Power LLC and are additional Registrants under this registration statement.

Name of Additional Registrant*	Jurisdiction of Organization	I.R.S. Employer Identification Number

PSEG Energy Resources & Trade LLC	Delaware	22-3663483
PSEG Fossil LLC	Delaware	22-3663481
PSEG Nuclear LLC	Delaware	22-3663482

*	The address, including zip code, and telephone number, including area code, of the principal executive officers of each of the Registrants listed in this table are the same as those of PSEG Power LLC.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$139,476	*
Printing	50,000
Legal fees and expenses	250,000
Fees of accountants	250,000
Fees of trustees	50,000
Blue sky fees and expenses	25,000
Rating agency fees	2,500,000
Miscellaneous	35,524

Total	$3,300,000

*	Fee previously paid.

Item 15. Indemnification of Directors and Officers.

     Section 18 of the limited liability company agreement of each of PSEG Power LLC, PSEG Fossil LLC, PSEG Nuclear LLC and PSEG Energy Resources & Trade LLC (each, a “Company”) provides, as follows:

  No Member, Officer, Director, employee or agent of a Company and no employee, representative, agent or Affiliate of the member of such Company (collectively, the “Covered Persons”) shall be liable to such Company or any other Person who has an interest in or claim against such Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of such Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by such Company’s limited liability company agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s willful misconduct.

     Section 18 also provides as follows:

  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from such Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of such Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by such Company’s limited liability company agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 shall be provided out of and to the extent of such Company’s assets only, and no member shall have personal liability on account thereof.

     The form of Underwriting Agreement filed herewith contains a provision under which each underwriter agrees to indemnify the directors and officers of a registrant who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to it in writing by or on behalf of such underwriter.

     The directors and officers of the registrants are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and each registrant is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by the respective registrants.

Item 16. Exhibits.

Exhibit
1	Form of Underwriting Agreement for Debt Securities.*
4-1	Indenture dated as of April 16, 2001 among PSEG Power LLC, PSEG Nuclear LLC, PSEG Fossil LLC, PSEG Energy Resources and Trade LLC and The Bank of New York Mellon, as Trustee, providing for Senior Debt Securities.[1]
4-2	First Supplemental Indenture dated as of March 13, 2002.[2]
4-3	Form of Senior Debt Security.[3]
5	Opinion of James T. Foran, Esquire relating to the validity of the Debt Securities and the Guarantees, including consent.*
5-2	Opinion of Sidley Austin LLP, including consent.
12	Computation of Ratio of Earnings to Fixed Charges.[4]
23-1	Consent of Independent Registered Public Accounting Firm.*
23-2	Consent of James T. Foran, Esquire (included in Exhibit 5).
23-3	Consent of Sidley Austin LLP (included in Exhibit 5-2).
24	Power of Attorney.*
25	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee under the Senior Indenture for PSEG Power LLC.*

*	Previously filed with this Registration Statement.

1	Previously filed as Exhibit 4.1 to Registration Statement on Form S-4, No. 333-69228, and incorporated herein by reference.

2	Previously filed as Exhibit 4.7 to Quarterly Report on Form 10-Q for the Quarter ended March 31, 2002, File No. 000-49614, and incorporated herein by reference.

3	Previously filed as Exhibit 4.7 to Registration Statement on Form S-3, No. 333-105704, and incorporated herein by reference.

4	Previously filed as Exhibit 12.1 to Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011, File No. 001-34232, and incorporated herein by reference.

Item 17. Undertakings.

(a)		Each undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933:

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

		(A)	Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

		(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

	(5)	That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Such undersigned registrant hereby undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)

Such undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Power LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 29th day of August, 2011.

PSEG Power LLC

BY:	/S/ BRADFORD D. HUNTINGTON

Bradford D. Huntington
Vice President And Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by Bradford D. Huntington, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on August 29, 2011.

Name	Capacity
RALPH IZZO	Principal Executive Officer and Director
CAROLINE DORSA	Principal Financial Officer and Director
DEREK M. DIRISIO	Principal Accounting Officer
J.A. BOUKNIGHT, JR.	Director
WILLIAM LEVIS	Director
RANDALL E. MEHRBERG	Director
MARGARET M. PEGO	Director

BY:	/S/ BRADFORD D. HUNTINGTON

Bradford D. Huntington
Attorney-In-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Energy Resources & Trade LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 29th day of August, 2011.

PSEG Energy Resources & Trade LLC

BY:	/S/ BRADFORD D. HUNTINGTON

Bradford D. Huntington
Vice President And Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by Bradford D. Huntington, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on August 29, 2011.

Name	Capacity
DANIEL J. CREGG	Principal Executive Officer, Principal Financial Officer and Director
DEREK M. DIRISIO	Principal Accounting Officer
THOMAS P. JOYCE	Director
RICHARD P. LOPRIORE	Director

BY:	/S/ BRADFORD D. HUNTINGTON

Bradford D. Huntington
Attorney-In-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Fossil LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 29th day of August, 2011.

PSEG Fossil LLC

BY:	/S/ BRADFORD D. HUNTINGTON

Bradford D. Huntington
Vice President And Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by Bradford D. Huntington, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on August 29, 2011.

Name	Capacity
RICHARD P. LOPRIORE	Principal Executive Officer, Principal Financial Officer and Director
DEREK M. DIRISIO	Principal Accounting Officer
DANIEL J. CREGG	Director
THOMAS P. JOYCE	Director

BY:	/S/ BRADFORD D. HUNTINGTON

Bradford D. Huntington
Attorney-In-Fact

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Nuclear LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 29th day of August, 2011.

PSEG Nuclear LLC

BY:	/S/ BRADFORD D. HUNTINGTON

Bradford D. Huntington
Vice President And Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by Bradford D. Huntington, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on August 29, 2011.

Name	Capacity
THOMAS P. JOYCE	Principal Executive Officer, Principal Financial Officer and Director
DEREK M. DIRISIO	Principal Accounting Officer
DANIEL J. CREGG	Director
RICHARD P. LOPRIORE	Director

BY:	/S/ BRADFORD D. HUNTINGTON

Bradford D. Huntington
Attorney-In-Fact

EXHIBIT INDEX

Exhibit
1	Form of Underwriting Agreement for Debt Securities.*
4-1

Indenture dated as of April 16, 2001 among PSEG Power LLC, PSEG Nuclear LLC, PSEG Fossil LLC, PSEG Energy Resources and Trade LLC and The Bank of New York Mellon, as Trustee, providing for Senior Debt Securities.[1]

4-2	First Supplemental Indenture dated as of March 13, 2002.[2]
4-3	Form of Senior Debt Security.[3]
5	Opinion of James T. Foran, Esquire relating to the validity of the Debt Securities and the Guarantees, including consent.*
5-2	Opinion of Sidley Austin LLP, including consent.
12	Computation of Ratio of Earnings to Fixed Charges.[4]
23-1	Consent of Independent Registered Public Accounting Firm.*
23-2	Consent of James T. Foran, Esquire (included in Exhibit 5).
23-3	Consent of Sidley Austin LLP (included in Exhibit 5-2).
24	Power of Attorney.*
25	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as Trustee under the Senior Indenture for PSEG Power LLC.*

*	Previously filed with this Registration Statement.

1	Previously filed as Exhibit 4.1 to Registration Statement on Form S-4, No. 333-69228, and incorporated herein by reference.

2	Previously filed as Exhibit 4.7 to Quarterly Report on Form 10-Q for the Quarter ended March 31, 2002, File No. 000-49614, and incorporated herein by reference.

3	Previously filed as Exhibit 4.7 to Registration Statement on Form S-3, No. 333-105704, and incorporated herein by reference.

4	Previously filed as Exhibit 12.1 to Quarterly Report on Form 10-Q for the Quarter ended June 30, 2011, File No. 001-34232, and incorporated herein by reference.